UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 4, 2020

MAGELLAN HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

4801 E. Washington Street
Phoenix, Arizona	85034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 642-1716

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MGLN	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

(e)

The Compensation Committee of the Board of Directors of Magellan Health, Inc. (the “Company”) authorized the grant of restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) to members of management pursuant to the Company’s 2016 Management Incentive Plan (the “2016 MIP”) on February 24, 2020, with such RSUs and PSUs valued and granted at the close of business on March 4, 2020, in accordance with the Company’s equity award policy.  On March 4, 2020, the Company issued RSUs to Kenneth J. Fasola, Chief Executive Officer; James E. Murray, President and Chief Operating Officer; Jonathan N. Rubin, Chief Financial Officer; Mostafa M. Kamal, Chief Executive Officer, Magellan Rx Management; and Caskie Lewis-Clapper, Chief Human Resources Officer, for 33,295, 21,850, 15,763, 18,724 and 7,303 shares of the Company’s common stock, par value $0.01 (the “Common Stock”), respectively, vesting in three equal annual installments on March 4, 2021, March 4, 2022 and March 4, 2023.  Vesting is conditional on the grantee’s continued service with the Company on those vesting dates.  The vesting of the RSUs may accelerate upon a termination by reason of retirement as determined pursuant to the Company’s Retirement Policy Applicable to Employee Long-Term Incentive Awards or a termination of employment following a change in control of the Company, as provided in the pertinent award notice.  Such RSU awards are otherwise on terms and conditions included in the form of Restricted Stock Unit Agreement and Notice of Restricted Stock Unit Award filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K.

Messrs. Fasola, Murray, Rubin and Kamal and Ms. Lewis-Clapper also received grants of PSUs for 27,743, 18,206, 13,134, 15,602 and 6,085 shares of Common Stock on March 4, 2020.  The PSUs will entitle the grantee to receive a number of shares of the Company’s Common Stock determined over a three-year performance period ending on December 31, 2022 and vesting on March 4, 2023, the settlement date, provided that the grantee remains in the service of the Company on that settlement date.  The number of shares for which the PSUs will be settled will be a percentage of the shares for which the award is targeted and will depend on the Company’s “Relative Total Shareholder Return,” expressed as a percentile ranking of the Company’s “Total Shareholder Return” as compared to the Company’s “Peer Group” set forth in the grant notice.  The number of shares for which the PSUs will be settled will vary from 0% to 200% of the shares specified in the grant, as follows:

Relative Total Shareholder Return Ranking over Measurement Period	Payout Percentage Level
75 th Percentile or Higher	200%
50 th Percentile	100%
25 th Percentile	50%
<25 th Percentile	0%

Under this formula, for every 1% of percentile ranking of Total Shareholder Return that the Company achieves above the median of the Peer Group, the grant recipient will receive an additional 4% of target payout, and for every 1% of percentile ranking of Total Shareholder Return by which the Company is below the median of the Peer Group, the grant recipient will receive a reduced 2% of target payout. For example, if the Company achieves a Total Shareholder Return for the measuring period which ranks 21st among 48 Peer Group companies (and thus is at the 57th percentile), the grant recipient will receive 128% of the shares for which the grant is targeted on the settlement date.

For purposes of the awards, “Total Shareholder Return” is determined by dividing the average share value of the Company’s Common Stock over the 30 trading days preceding January 1, 2023 by the average share value of the Company’s Common Stock over the 30 trading days beginning on January 1, 2020, with a deemed reinvestment of any dividends declared during the performance period.  The Company’s “Peer Group” includes 48 companies which comprise the S&P Health Care Services Industry Index as of March 1, 2020, which was selected by the Compensation Committee of the Company’s Board of Directors and includes a range of healthcare companies operating in several business segments.  Such PSU awards are otherwise on the terms and conditions included in the form of Performance-Based Restricted Stock Unit Agreement and Notice of Terms of Performance-Based Restricted Stock Units filed as

Exhibits 10.3 and 10.4, respectively, to this Form 8-K.  The vesting of the PSUs may: (i) continue following retirement pursuant to the Company’s Retirement Policy Applicable to Employee Long-Term Incentive Awards or (ii) accelerate upon a termination of employment following a change in control of the Company as provided in the pertinent award notice.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of business acquired: Not applicable.

(b) Pro forma financial information: Not applicable.

(d) Exhibits: See Exhibit Index.

Exhibit Index

Exhibit Number	Description of Exhibit
10.1	Form of Restricted Stock Unit Agreement pursuant to the 2016 MIP.
10.2	Form of Notice of Restricted Stock Unit Award pursuant to the 2016 MIP.
10.3	Form of Performance-Based Restricted Stock Unit Agreement pursuant to the 2016 MIP.
10.4	Form of Notice of Terms of Performance-Based Restricted Stock Units pursuant to the 2016 MIP.
104	Cover Page Interactive Data File – The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH, INC.

Date: March 10, 2020	By:	/s/ Jonathan N. Rubin
Name: Jonathan N. Rubin
Title: Chief Financial Officer

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